UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 3, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 8.01. OTHER EVENTS

On December 31, 2021, we published a Shareholder Update titled “Renavotio, Inc. (OTC: RIII) Provides Shareholder Update for 2022, which is attached hereto as Exhibit 99.1.  In addition, in our Form 8-K dated January 3, 2022, we reported the following:

“Pursuant to our request for an extension to complete our third quarter Form 10-Q for the period ending September 30, 2021, OTC Markets originally granted us an extension until February 15, 2022 to file our third quarter Form 10-Q in order to maintain our OTCQB status, which we advised the public of via a December 31, 2021 Shareholder Update.  After our December 31, 2021 Shareholder Update, OTC Markets notified us that the extension they previously granted to file our third quarter 10-Q until February 15, 2002  was changed to January 14, 2022 due to recent changes to SEC Rule 15c211, which January 14, 2022 date is 15 days from December 30, 2021.”

The information in this Current Report on Form 8-K with respect to Item 8.01 (including Exhibits 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibits 99.1) will not be deemed an admission as to the materiality of any information contained herein.

ITEM 9.01. FINANCIAL STATEMENTS & EXHIBITS

Exhibit No.	Description

99.1	Shareholder Update
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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